Exhibit 99.1

AirNet Systems, Inc. Announces Termination of Letter of Intent
CONTACT:
Bob Lentz
InvestQuest, Inc.
(614) 876-1900
COLUMBUS, Ohio – December 16, 2005 — AirNet Systems, Inc. (NYSE: ANS) today announced that it has been unable to reach a definitive merger agreement with the private equity investment firm that entered into a letter of intent with the company on October 26, 2005. As a result, the Special Committee of AirNet’s Board of Directors has allowed the exclusivity period with the firm to expire. As previously disclosed, AirNet entered into a letter of intent for the sale of the company to the nationally recognized private equity investment firm in a going private transaction. Pursuant to the terms of the letter of intent, the private equity investment firm had exclusivity until December 15, 2005 to complete its confirmatory due diligence and execute a definitive merger agreement. Speaking on behalf of AirNet’s Special Committee, James E. Riddle, Lead Director, stated: “We are disappointed that we have been unable to reach a definitive agreement. Our board and our management team will now focus on continuing to operate AirNet as an independent company. Obviously, in the exercise of our fiduciary duties, if we receive an offer from a qualified potential acquirer, we will consider it.”
AirNet Systems, Inc.
AirNet Systems, Inc., through its operating subsidiaries, focuses its resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible. AirNet operates an integrated national transportation network that provides expedited transportation services to banks and time-critical small package shippers nationwide. Jetride, Inc., a wholly-owned subsidiary, provides Passenger Charter services nationwide to individuals and businesses. The Company operated a total of 127 aircraft, 113 for its cargo airline and 14 for its passenger charter airline at September 30, 2005, located strategically throughout the United States. To find out more, visit AirNet’s website at www.airnet.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained in this release of AirNet Systems, Inc., the matters discussed, including, but not limited to, information regarding future economic performance and plans and objectives of AirNet’s management, are forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe”, “anticipate”, “estimate”, “expect”, “intend”, “may”, “plan”, “project” and similar expressions are intended to be among statements that identify forward-looking statements. Such statements involve risks and uncertainties including, but not limited to, the following which could cause actual results to differ materially from any forward-looking statement: potential regulatory changes by the Federal Aviation Administration (“FAA”), Department of Transportation (“DOT”) and Transportation Security Administration (“TSA”), which could increase the regulation of AirNet’s business, or the Federal Reserve, which could change the competitive environment of transporting canceled checks; changes in check processing and shipment patterns of bank customers; the continued acceleration of migration of AirNet’s Bank customers to electronic alternatives to the physical movement of cancelled checks; disruptions to operations due to adverse weather conditions, air traffic-control-related constraints or aircraft accidents; potential further declines in the values of aircraft in AirNet’s fleet and any related asset impairment charges; the ability to successfully market the Passenger Charter business in light of global changes in the commercial airline industry; potential changes in locally and federally mandated security requirements; increases in aviation fuel costs not fully offset by AirNet’s fuel surcharge program; acts of war and terrorist activities; the acceptance of AirNet’s time-critical service offerings within targeted Express markets; technological advances and increases in the use of electronic funds transfers; the availability and cost of financing required for operations; the impact of unusual items resulting from ongoing evaluation of our business strategies; as well as other economic, competitive and domestic and foreign governmental factors affecting AirNet’s markets, prices and other facets of its operations, and whether AirNet is able to enter into a definitive agreement for the sale of the company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Please refer to the sections captioned “Forward-looking statements” and “Risk factors” in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of AirNet Systems, Inc. for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in forward-looking statements.
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